AMERICAN PATRIOT FINANCIAL GROUP, INC. 8-K

Exhibit 10.1

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of March 31, 2015, by and between Complete Financial Solutions, Inc., a Nevada corporation (“Investor”), and American Patriot Bank, a Tennessee corporation (the “Bank”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, THE PARTIES HERETO AGREE AS FOLLOWS:

1.0	PURCHASE AND SALE; CLOSING.

1.1. Sale and Issuance of Fixed Rate Noncumulative Perpetual Stock, Series A.

(a) Series A Preferred Stock. Subject to the terms and conditions of this Agreement, Investor agrees to purchase and the Bank agrees to sell and issue to Investor at the Closing (as defined below) One Hundred Twenty (120) shares (the “Shares”) of its preferred stock designated as the Fixed Rate Noncumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) for $120,000 in U.S. dollars (the “Purchase Price”).

(b) Closing. Subject to the terms and conditions of this Agreement, including for the sake of clarity, the satisfaction of the closing conditions set forth in Section 5.1 and Section 5.2, the Bank hereby agrees to sell and Investor hereby agrees to purchase the Shares. Subject to satisfaction of the closing conditions set forth in Section 5.1 and Section 5.2, the purchase and sale of the Series A Preferred Stock shall take place at the offices of the Bank, 3095 East Andrew Johnson Highway, Greeneville, Tennessee 37745, at 10:00 a.m. on or before April 30, 2015, or at such other time and place as the Bank and Investor agree in writing (which time and place are designated as the “Closing” or the “Closing Date”). At the Closing, the Bank shall deliver to Investor a stock certificate representing the Series A Preferred Stock purchased hereunder.

2.0	REPRESENTATIONS AND WARRANTIES OF THE BANK

The Bank hereby represents and warrants to Investor that as of the date of this Agreement, except as otherwise set forth in the Schedule of Exceptions attached to this Agreement (the “Schedule of Exceptions”), which exceptions shall be deemed to be representations and warranties as if made by the Bank pursuant to this Agreement:

2.1 Organization. The Bank is a corporation duly organized and validly existing under the laws of the State of Tennessee. The Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated thereby. The Bank is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, results of operations or financial condition (a “Material Adverse Effect”).

2.2  Authorization; Enforceability; Valid Issuance of the Series A Preferred Stock

(a)  Authorization. All corporate action on the part of the Bank necessary for the authorization, execution, delivery and performance of this Agreement and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Bank, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(b)  Valid Issuance of Series A Preferred Stock. The Series A Preferred Stock being purchased by Investor pursuant to this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Bank, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.3   Capitalization

(a) The authorized capital stock of the Bank consists of 6,000,000 shares of common stock, and 1,000,000 shares of preferred stock.

(b) The issued and outstanding capital stock of the Bank consists solely of 2,995,775 shares of common stock and 255 shares of Series A Preferred Stock (collectively, the “Outstanding Shares”) that Investor acquired pursuant to (x) that certain Series A Preferred Stock Purchase Agreement, dated as of September 30, 2014, by and between Investor and the Bank and (y) that certain Series A Preferred Stock Purchase Agreement, dated as of December 30, 2014, by and between Investor and the Bank (collectively, the “Series A Stock Purchase Agreements”), of which (i) 2,295,775 shares of common stock are held of record and beneficially owned by American Patriot Financial Group, Inc., a Tennessee corporation (the “Bank Holding Company”) and (ii) 700,000 shares of common stock and 255 shares of Series A Preferred Stock are held of record and beneficially owned by Investor. The Outstanding Shares are, and immediately prior to the Closing will be, duly authorized, validly issued, fully paid and nonassessable. To the knowledge of the Bank, no person other than the Bank Holding Company and Investor holds any interest in any of the Outstanding Shares.

(c) Other than as set forth in that certain Stock Purchase Agreement, dated June 27, 2014, as amended as of September 30, 2014, by and among the Bank, the Bank Holding Company and Investor (the “Common Stock Purchase Agreement”) that provides Investor with the right to purchase additional shares of the Bank’s common stock, there are no outstanding options, rights of first refusal or offer, preemptive rights, stock purchase rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Bank of any shares of capital stock of the Bank or any securities convertible into or exchangeable for shares of capital stock of the Bank.

(d) The Bank is not a party or subject to any agreement or understanding and, to the knowledge of the Bank, there is no agreement or understanding that affects or relates to the voting or giving of written consents with respect to any securities of the Bank or the voting by any director of the Bank. The Bank is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

2.4    Subsidiaries. The Bank does not own, directly or indirectly, any ownership, equity, or voting interest in any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

2.5    Governmental Consents. Except for any required governmental approvals and any notice filings related to the transactions contemplated by this Agreement that may be required under applicable state or federal securities laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Bank is required in connection with the consummation of the transactions contemplated by this Agreement.

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2.6   Offering. Subject in part to the truth and accuracy of Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”) and all applicable state securities laws and neither the Bank nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.7   Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Bank, currently threatened against the Bank that questions the validity of this Agreement, or the right of the Bank to enter into this Agreement, or to consummate the transactions contemplated thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect or any change in the current equity ownership of the Bank, or in any impairment of the right or ability of the Bank to carry on its business as now conducted, or in any material liability of the Bank, nor is the Bank aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Bank) involving the prior employment of any of the Bank’s employees, their use in connection with the Bank’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Schedule of Exceptions lists all actions, suits, proceedings, arbitrations and investigations pending or, to the knowledge of the Bank, threatened, to which the Bank is a party or its property is subject. The Bank is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Bank currently pending or that the Bank intends to initiate.

2.8  Trademarks and Trade Names. Except as would not reasonably be expected to result in a Material Adverse Effect, the Bank has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Bank bound by or a party to any options, licenses or agreements of any kind with respect to the trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Schedule of Exceptions contains a complete list of all trademarks and pending trademark applications of the Bank. The Bank has no reason to believe, nor has the Bank received any communications alleging, that the Bank has violated or, by conducting its business as proposed, would violate any of the trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

2.9  Compliance with Other Instruments. The Bank is not in violation or default of any provision of its Charter, as amended (the “Charter”), or Bylaws, as amended (“Bylaws”), or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Bank, except that the Bank does not have at least five (5) directors. The execution, delivery and performance of this Agreement, and the consummation of the actions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Bank or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Bank, its business or operations or any of its assets or properties.

2.10  Agreements; Proposed Actions. Except for loan agreements, promissory notes, security agreements and other agreements entered into in the ordinary course of the Bank’s lending business, the Schedule of Exceptions contains a complete and accurate list of all contracts, agreements and understandings, oral or written, to which the Bank is currently a party or by which the Bank is currently bound providing for potential payments by or to the Bank in excess of $10,000 (collectively, the “Material Contracts”), including security agreements, license agreements, joint venture agreements, credit agreements and instruments relating to the borrowing of money by the Bank. The Bank has performed in all material respects all obligations imposed on it under the Material Contracts, and neither the Bank nor, to the knowledge of the Bank, any other party thereto is in default thereunder, nor to the knowledge of the Bank is there any event that with notice or lapse of time, or both, would constitute a default by the Bank or any other party thereunder. True and complete copies of each such Material Contract (or written summaries of the terms of any such oral contract) have been delivered to Investor by the Bank.

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Other than as described in the Schedule of Exceptions, the Bank is not a party to any:

(a) agreements, understandings or proposed actions between the Bank and any of its officers, directors, shareholders, affiliates, or any affiliate thereof;

(b) contracts with employees, agents, consultants, advisors, salespeople, sales representatives, or agents that cannot be canceled by the Bank with not more than thirty days’ notice without liability, penalty or premium; any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings; or any compensation agreement or arrangement affecting or relating to former employees of the Bank;

(c) employment agreements, whether express or implied, or any other agreement for services that contains severance or termination pay liabilities or obligations;

(d) non-competition agreements or other arrangements that would prevent the Bank from carrying on its business anywhere in the world;

(e) written notices or, to the knowledge of the Bank, any other form of notice that any party to any Material Contract intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

(f)  material disputes with any customers, suppliers, shareholders, licensors or licensees;

(g) joint venture contracts or arrangements or any other agreement that involves distribution of dividends or sharing of profits with other persons;

(h) instruments evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements (as described below) and;

(i) agreements or commitments to provide indemnification.

2.11   Related Party Transactions. Other than as provided for in Section 4.3 of this Agreement regarding payment of the Purchase Price under this Agreement, no employee, officer, director or shareholder of the Bank or member of his or her immediate family is indebted to the Bank, nor is the Bank indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the knowledge of the Bank, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Bank is affiliated or with which the Bank has a business relationship, or any firm or corporation that competes with the Bank. No member of the immediate family of any officer or director of the Bank is directly or indirectly interested in any material contract with the Bank.

2.12   Licenses, Permits, Authorizations; Filings; Compliance

(a) The Bank has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it except where the failure to have such franchises, permits, licenses or authority would not reasonably be expected to have a Material Adverse Effect, and the Bank believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as currently planned to be conducted but not giving effect to any plans that Investor has to expand the Bank’s current business operations following the Closing. The Bank is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

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(b) The Bank has timely filed all forms, reports, registration statements, schedules and other documents (“Regulatory Documents”) that were required to be filed with any governmental authority and has paid all fees and assessments due and payable in connection therewith. The Bank has previously delivered or made available to Investor a true, correct and complete copy of each Regulatory Document filed with a governmental authority prior to the date hereof requested by Investor (including filings with the Department of Financial Institutions for the State of Tennessee and capital restoration plans filed with the FDIC), and will deliver or make available to Investor promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by the Bank with any governmental authority after the date hereof.

(c) Except as would not have a Material Adverse Effect, the Bank is in compliance with all federal, state, and local laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to its property. Other than the FDIC Stipulation and Consent Order dated June 3, 2009 (“Consent Order”) and the FDIC Corrective Action Directive dated August 17, 2010 (“Directive”), the Bank has not received any written notification or, to the knowledge of the Bank, any other form of notification of any asserted present or past unremedied failure by the Bank to comply with any of such laws, rules, regulations, ordinances, decrees or orders. Other than the Consent Order and Directive, except for normal examinations conducted by any governmental authority in the ordinary course of business, no governmental authority has initiated any administrative proceeding or, to the knowledge of the Bank, investigation into or related to the business or operations of the Bank. There is no unresolved violation, criticism or exception by any governmental authority with respect to any report or statement by any governmental authority relating to any examination of the Bank.

2.13 Corporate Books and Records. The Bank has furnished to Investor for its examination true and complete copies of (a) the Charter and Bylaws of the Bank as currently in effect, including all amendments thereto, (b) the minute books of the Bank, and (c) the stock transfer books of the Bank. The contents of the minute books reflect all meetings of the shareholders and the Bank’s board of directors and any committees thereof since the Bank’s inception, and such minutes accurately reflect in all material respects the material actions taken at such meetings. The stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Bank since its inception.

2.14  Title to Property and Assets. The Bank owns its property and assets, including without limitation the property and assets reflected in the Bank Financial Statements, free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Bank’s ownership or use of such property or assets. With respect to the property and assets it leases, the Bank is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.15  Financial Statements. The Bank has delivered to Investor audited consolidated financial statements for Bank Holding Company as of and for the year ended December 31, 2011, and unaudited financial statements as of and for the years ended December 31, 2012 and December 31, 2013 (the “Financial Statements”). The Financial Statements have been prepared in conformity with GAAP on a basis consistent with prior accounting periods and fairly present the financial position, results of operations and changes in financial position of the Bank Holding Company as of the dates and for the periods indicated. The Bank Holding Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the balance sheet included in the most recent Financial Statement, except (i) liabilities or obligations incurred since the date of the such balance sheet in the ordinary course of business and consistent with past practice, (ii) liabilities or obligations not exceeding $5,000 individually or $10,000 in the aggregate, and (iii) liabilities or obligations otherwise disclosed in this Agreement or in the Schedule of Exceptions. All accounts receivable of the Bank arose in the ordinary course of business and are carried at values determined in accordance with GAAP consistently applied. No person has any lien on any of such accounts receivable and no request or agreement for material deduction or discount has been made with respect to any of such accounts receivable. The Bank maintains systems of accounting that are reasonably adequate for its business.

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2.16   Absence of Certain Changes or Events. Except for transactions specifically contemplated in this Agreement, the Series A Stock Purchase Agreements or the Common Stock Purchase Agreement, since the date of the consolidated balance sheet of the Bank Holding Company as of December 31, 2013 (“Balance Sheet”), neither the Bank, nor any of its officers, directors or shareholders in their representative capacities on behalf of the Bank, have:

(a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

(b) forgiven or canceled any indebtedness or waived any claims or rights of material value;

(c) granted any increase in the compensation of directors, officers, employees or consultants;

(d) suffered any change having a Material Adverse Effect;

(e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities in excess of $5,000 individually or $10,000 in the aggregate, except liabilities and obligations that are incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

(f) paid, discharged or satisfied any material claims, liabilities or obligations other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

(g) knowingly permitted or allowed any of its property or assets to be subjected to any encumbrance;

(h) purchased or sold, transferred or otherwise disposed of any of its material properties or assets;

(i) made any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or otherwise or made aggregate capital expenditures in excess of $20,000 for additions to property, plant, equipment or intangible capital assets or otherwise;

(j) made any change in accounting methods or practices or internal control procedures; or

(k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to any shareholder or any of the Bank’s officers, directors or employees, or any affiliate of the Bank except for (i) compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended, and (ii) advances for travel and other business-related expenses.

2.17 Insurance. The Bank maintains insurance against liabilities, claims and risks of a nature and in such amounts as are described in the Schedule of Exceptions. All insurance policies of the Bank are in full force and effect, all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder.

2.18  Employee Benefit Plans

(a) The Schedule of Exceptions lists and describes all “employee benefit plans” (as such term is defined in ERISA § 3(3)) and any other material employee compensation or benefit plan, program or arrangement of any kind, including without limitation deferred compensation, severance pay, retirement, employment agreements, change in control agreements, insurance, stock purchase, stock option, and other benefit plans, programs or arrangements) that the Bank maintains or to which the Bank contributes, has any obligation to contribute or any material liability (“Employee Benefit Plans”). Copies of each written Employee Benefit Plan, and all related documents, including funding agreements and employee booklets, as amended to the date hereof, have been provided to Investor. In the case of any unwritten Employee Benefit Plan, a written description thereof, which accurately describes all material provisions of such Employee Benefit Plan, has been provided to Investor.

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(b) There are no currently promised improvements, increases or changes to the benefits provided under the Employee Benefit Plans. Each Employee Benefit Plan is, and has been, established and administered in compliance with all applicable laws, the terms of such Employee Benefit Plan and all written and oral understandings between the Bank and the employees of the Bank, in each case, in all material respects. No prohibited transaction (as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 406 of ERISA) has occurred with respect to an Employee Benefit Plan that is subject to either of such provisions for which an exemption is not available. To the knowledge of the Bank, the Bank and each Employee Benefit Plan providing health benefits complies with the applicable provisions of the Health Insurance Portability and Accountability Act (“HIPAA”) and has done so since the applicable effective date of each applicable provision of HIPAA.

(c) All obligations required under the Employee Benefit Plans and all applicable laws have been satisfied in all material respects and there are no defaults, violations or funding deficiencies thereunder. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and there are no pending or threatened legal proceedings or claims against the assets of any Employee Benefit Plan (other than a Multiemployer Plan) or against any fiduciary of such Employee Benefit Plan with respect to the operation of such Employee Benefit Plan, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

2.19  Tax Returns, Payments and Elections. The Bank has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Bank has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Bank as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Bank has not made any elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Bank, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Bank has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Bank’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Balance Sheet, the Bank has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Bank has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Bank has withheld or collected from each payment made to each of its employees, the amount of all taxes (including federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

2.20 Labor and Employment Matters. The Bank is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Bank, has sought to represent any of the employees, representatives or agents of the Bank. There are no labor disputes, employee grievances or material disciplinary actions pending or, to the knowledge of the Bank, threatened against or involving the Bank or any of its present or former employees. The Bank has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours, except where the failure to comply would not have a Material Adverse Effect. The Bank is not engaged in any unfair labor practice and has no liability for any arrears of wages or taxes or penalties for failure to comply with any such provisions of law. To the knowledge of the Bank, no employee (or person performing similar functions) of the Bank is in violation of any employment agreement, non-competition agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Bank or any other party.

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The Schedule of Exceptions lists the current compensation amounts of all directors, officers and employees of the Bank. All employees of the Bank are employed on an “at will” basis, and, to the knowledge of the Bank, are eligible to work and are lawfully employed in the United States.

2.21   Environmental and Safety Laws. Except where such violation would not have a Material Adverse Effect, the Bank is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the knowledge of the Bank, no material expenditures are currently required in order to comply with any such existing statute, law or regulation.

2.22  Disclosure. No representation or warranty of the Bank in this Agreement and no statements in the Schedule of Exceptions omits to state a material fact necessary to make the statements herein or therein not misleading, in light of the circumstances in which they were made, not misleading.

3.0	REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants that:

3.1 Authorization. Investor has full power and authority to enter into this Agreement and the Promissory Note (as defined below), and this Agreement and the Promissory Note each constitutes Investor’s valid and legally binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Investor represents and warrants that to its knowledge, it is not required to obtain, prepare or file any authorization, approval, consent, filing or registration with any governmental authority in order to consummate the transactions contemplated by this Agreement, including, without limitation, the issuance of the Promissory Note.

3.2 Investment for Own Account. The Series A Preferred Stock is being acquired by Investor for investment for Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof. Investor has no present intention of selling, granting any participation in or otherwise distributing any of the Series A Preferred Stock, nor does Investor have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the Series A Preferred Stock.

3.3 Disclosure of Information. Investor represents that it has had an opportunity to ask questions and receive answers from the Bank regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Bank. The foregoing, however, does not limit or modify the representations and warranties of the Bank in Section 2 of this Agreement or the right of Investor to rely thereon.

3.4 Sophistication. Investor is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended and has such knowledge and experience in financial and business matters as to make Investor capable of evaluating the merits and risks of this investment and of making an informed investment decision with respect to the investment. Investor is in a financial position to be able to bear the economic risk of the investment and to hold the Series A Preferred Stock for an indefinite period of time. Investor is not relying on the Bank or any of its affiliates with respect to an analysis or consideration of economic considerations relating to making an investment decision in the Series A Preferred Stock. In regard to such considerations and analysis, Investor has relied on the advice of, or has consulted with, only its own advisors.

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3.5 Restricted Securities. Investor understands that the shares of Series A Preferred Stock that it is purchasing are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Bank in a transaction not involving a public offering; and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.6 Legends. It is understood that the certificates evidencing the Series A Preferred Stock may be endorsed with a restrictive legend substantially in the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and are “restricted securities” as that term is defined in Rule 144 as promulgated under the Act. The securities may not be sold or transferred for value without an effective registration statement under the Act, pursuant to the provisions of Rule 144 under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

4.0	COVENANTS

4.1 Confidentiality; Public Announcements. Each of the parties hereto will hold, and will cause its agents, representatives, consultants and advisers to hold, in confidence all documents and the confidential information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement. Each of the parties will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law.

4.2 Bank Holding Company Loan. Investor acknowledges that the Bank Holding Company is in default under the terms of that certain Promissory Note and Commercial Loan Agreement dated as of December 30, 2008 by and between Jefferson Federal Bank and the Company (the “Loan Agreement”), the underlying promissory note for which has been sold by Jefferson Federal Bank to Investor.  Investor agrees that it shall not, and it shall cause each of its affiliates not to, seek acceleration of the Note under the default provisions of the Loan Agreement, or seek any payment under the Loan Agreement in violation of the Consent Order or Directive.

4.3 Promissory Note. Simultaneous with the execution of this Agreement, Investor shall issue to the Bank a promissory note, in substantially the form of Exhibit A attached hereto (the “Promissory Note”) pursuant to which Investor shall promise to pay to the Bank, on or before April 30, 2015, subject to the satisfaction of the closing conditions set forth in Section 5.1, $120,000, which amount shall be the amount necessary to fund the Purchase Price.

5.0	CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

5.1 Conditions to Investor’s Obligations at Closing. The obligations of Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing, of each of the following conditions (subject to the right of Investor to waive any such condition by notice to the Bank in writing):

(a) Representations and Warranties. The representations and warranties of the Bank contained in Section 2 must be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. Each of the representations and warranties of the Bank contained in Sections 2.3, 2.15 and 2.22 must be true and correct in all respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

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(b) Performance. The Bank shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c) Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Investor and the Bank are subject.

(d) Consents, Permits, and Waivers. The Bank shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement including, without limitation, issuance of the Shares.

(e) Cancellation of Promissory Note. Upon Investor’s payment in full of the Purchase Price at the Closing, the Promissory Note shall be cancelled and the original thereof shall be returned to Investor.

5.2 Conditions to the Obligation of Bank. The obligations of the Bank to Investor in connection with the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Investor (subject to the right of Bank to waive any such condition by notice to Investor in writing):

(a) Representations and Warranties. The representations and warranties of Investor contained in Section 3 must be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) Payment of Purchase Price. Investor shall have delivered to the Bank the amount of purchase price for the Series A Preferred Stock being purchased by Investor at the Closing, as specified in Section 1.1 of this Agreement, in U.S. dollars by check, wire transfer funding of Investor’s obligation under the Promissory Note, an executed copy of which was delivered to the Bank as of the date hereof, or any combination thereof.

(c) Performance. Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(d) Consents, Permits, and Waivers. The Bank shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement including, without limitation, issuance of the Shares.

(e) Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Investor and the Bank are subject.

6.0	MISCELLANEOUS PROVISIONS.

6.1 Survival of Warranties. The warranties, representations and covenants of the Bank and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. Notwithstanding the forgoing, nothing in this Section 6.1 shall be construed to extend the representations, warranties and covenants contained herein beyond the period set forth in the applicable statute of limitations.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, as such laws are applied to agreements among Washington residents entered into and to be performed entirely within Washington.

6.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.5 Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or upon verbal confirmation of receipt by the recipient when transmitted by electronic mail, or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature pages hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

6.6 Finders’ Fees. Each party represents that it neither is nor will be obligated for any finders’ fees or commissions in connection with this transaction. Each party agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of finders’ fees and the costs and expenses (including legal, travel and out-of-pocket expenses) of defending against such liability or asserted liability for which such party or any of its officers, partners, employees, or representatives is responsible.

6.7 Fees and Expenses. Whether or not the Closing occurs, except as otherwise specified in this Agreement, each party shall bear its own respective costs and expenses (including fees and disbursements of its counsel, accountants, financial advisors and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties. No amendment to or modification of this Agreement will be binding unless in writing and signed by an authorized representative of each party. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

6.10 Entire Agreement. This Agreement and the documents referred to herein constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, among the parties, or any of them, with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“INVESTOR”		“BANK”

Complete Financial Solutions, Inc.		American Patriot Bank

By:	/s/ Allen Ringer	By:	/s/ James Randall Hall
Name:	Allen Ringer	Name:	James Randall Hall
Title:	CEO	Title:	CEO

Address:		Address:

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